Exhibit 10

Prescient Applied Intelligence, Inc.,

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF, UNLESS SUCH TRANSACTION HAS BEEN REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR PRESCIENT APPLIED INTELLIGENCE, INC., SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL SATISFACTORY TO IT STATING THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

U.S. $250,000	Date: April 28th, 2005
West Chester, PA

      1. Amount. PRESCIENT APPLIED INTELLIGENCE, INC., a Delaware corporation company having its principal place of business located at 1247 Ward Avenue, Suite 200 West Chester, PA 19380 (the “Borrower”), for value received, hereby promises to pay to the order of TAK Investments, Inc., a Delaware corporation having its principal place of business at 8301 River Road, Bethesda, MD 20817 (the “Lender”), the amount of Two Hundred and Fifty Thousand U.S. Dollars (US$250,000) (the “Principal”), plus interest accruing on the Principal at an annual rate of Five Percent (5%) (the “Interest”).

      2. Payment. Any unpaid Principal and Interest on this Promissory Note will become due and payable on demand by Lender. At such time the Borrower shall repay the unpaid Principal and accrued Interest on this Promissory Note. All such payments shall be made in same day funds denominated in United States Dollars.

      3. Interest. Interest on the outstanding Principal from time to time shall accrue at a rate of five percent (5%) per annum. Interest on the outstanding Principal shall be computed on the basis of the actual number of days elapsed and a year of three hundred and sixty (360) days.

      4. Prepayment. The Borrower may prepay without penalty all or any portion of the sums owed hereunder.

      5. Automatic Conversion. Upon the consummation of a private placement of the Company’s shares of common stock made in the manner contemplated by that certain Common Stock Purchase Agreement being negotiated by the Lender and the Company, all of the outstanding principal amount of this Note, plus all accrued but unpaid interest thereon, shall be automatically converted into such number of shares of common stock of Borrower issued pursuant to such financing as is equal to (a) one hundred percent (100%) of the outstanding principal amount of the Note plus any accrued but unpaid interest thereon being converted, divided by (b) the agreed price per share of the common stock being issued pursuant to such common stock financing. Upon the conversion of this Note, the outstanding principal amount of this Note plus all accrued but unpaid interest shall be deemed to be the consideration for the Lender’s interest in the Common Stock upon consummation of the common stock private placement.

      6. Replacement. Upon receipt of a duly executed, notarized and unsecured written statement from the Lender with respect to the loss, theft or destruction of this Note (or any replacement hereof), and without requiring an indemnity bond or other security, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Borrower shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

      7. Severability. In the event any one or more of the provisions contained in this Promissory Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall, at the option of the Lender or any holder hereof, not affect any other provision of this Promissory Note, but this Promissory Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

      8. Compliance with Securities Laws. The Lender of this Note acknowledges that this Note is being acquired solely for the Lender’s own account and not as a nominee for any other party, and for investment, and that the Lender shall not offer, sell or otherwise dispose of this Note other than in compliance with the laws of the United States of America and as guided by the rules of the Securities and Exchange Commission. This Note and any Note issued in substitution or replacement therefore shall be stamped or imprinted with a legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSACTION HAS BEEN REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR PRESCIENT APPLIED INTELLIGENCE, INC., SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL SATISFACTORY TO IT STATING THAT SUCH REGISTRATION IS NOT REQUIRED.”

      9. Modification. This Promissory Note may only be modified by an agreement in writing executed by the Borrower and Lender. The Borrower has the full power, authority and legal right to execute and deliver this Promissory Note, and represents that this Promissory Note constitutes a valid and binding obligation of the Borrower.

      10. Waivers. Any failure of the Lender to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any other time.

      11. Enforcement Expenses. The Borrower agrees to pay all costs and expenses of enforcement of this Note, including, without limitation, reasonable attorneys’ fees and expenses.

      12. Terms Defined. The terms “Borrower” and “Lender” as used in this Promissory Note shall include their respective heirs, executors, personal representatives, successors and assigns.

      13. Binding Effect. The obligations of the Borrower and the Lender set forth herein shall be binding upon the successors and assigns of each such party.

      14. Controlling Law. This Note shall be governed by the laws of the United States of America and the State of New York, without regard to the principles of conflicts laws of those jurisdictions.

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      IN WITNESS WHEREOF, the Borrower has executed and delivered this Note as of the date first written above.

PRESCIENT APPLIED INTELLIGENCE, INC., A Delaware Corporation
By:	/s/ Stan Szczygiel
	Name:	Stan Szczygiel
	Title:	Chief Financial Officer

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